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                                                                    EXHIBIT 23.1



                          INDEPENDENT AUDITORS' CONSENT



     We consent to the incorporation by reference in the Registration Statements (Nos. 333-111774, 333-111560, 333-106664, 333-57856, 333-65317, 333-25827,
333-04745, and 333-64062) on Form S-8 of Humboldt Bancorp of our report dated January 29, 2004, except for Note 25, which is as of March 13, 2004, with respect to the consolidated balance sheets of Humboldt Bancorp and subsidiaries as of December 31, 2003 and 2002, and the consolidated statements of income, stockholders' equity and cash flows for each of the years in the three-year period ended December 31, 2003, which report appears in the December 31, 2003 annual report on Form 10-K of Humboldt Bancorp. Such report reflects the adoption of Statement of Financial Accounting Standards No. 148, ACCOUNTING FOR STOCK-BASED COMPENSATION, under the prospective method of adoption as of January 1, 2003.


/s/ KPMG LLP


Sacramento, California
March 26, 2004